ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into on May 7, 1998 by and among Helix Technology Corporation, a Delaware corporation ("Helix"), and Stephen L. Parrish, as the representative of the stockholders (the "Stockholder Representative") of the Granville-Phillips Company, a Washington corporation ("GPC"), and State Street Bank and Trust Company, as escrow agent (the "Escrow Agent").

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of April 16, 1998 (the "Merger Agreement") by and among Helix, Helix Acquisition Corporation, a Washington corporation and wholly owned subsidiary of Helix, GPC and certain stockholders of GPC, Helix Acquisition Corporation has been merged into GPC (the "Merger"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Merger Agreement.

         WHEREAS, pursuant to Section 1.12 of the Merger Agreement, one hundred nineteen thousand one hundred forty-five (119,145) shares of Helix Common Stock (the "Escrow Shares") are being deposited by Helix on behalf of the Stockholders (the "Stockholders") of GPC hereunder to provide for the indemnification of Helix under Section 10, of the Merger Agreement. A list of all Stockholders and their pro rata interest in the Escrow Shares is attached hereto as Schedule I.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Establishment of Escrow. Helix has delivered to the Escrow Agent and the Escrow Agent acknowledges receipt of the Escrow Shares in the form of a single stock certificate. The Escrow Shares shall be held in escrow in the name of the Escrow Agent or its nominee, subject to the terms and conditions set forth herein. Unless and until the Escrow Shares are returned to Helix or distributed to the Stockholders pursuant to the terms of this Agreement, the Escrow Agent shall vote the Escrow Shares in accordance with the written instructions of the Stockholders as to their pro rata interest in the Escrow Fund as set forth in Schedule I.

         2. Amounts Earned on Escrow Shares; Tax Matters. All amounts earned on the Escrow Shares (cash dividends and other distributions) shall be distributed pro rata to the Stockholders from time to time upon request of the Stockholder Representative. The parties agree that to the extent permitted by applicable law, earnings will be allocatable for tax purposes to the Stockholders in proportions to their holdings and the Stockholders will include all amounts earned on the Escrow Shares in their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom. The parties agree that the Escrow Agent will be furnished with all information necessary to enable it to comply with the reporting and backup withholding requirements of the Internal Revenue Code of 1986, as amended.

         3.       Claims Against Escrow Shares.

                  (a) At any time or times prior to the Expiration Date (as defined below), Helix may make claims against the Escrow Shares for amounts due for indemnification under Section 10 of the Merger Agreement. Helix shall notify the Stockholder Representative and the Escrow Agent in writing of each such claim, including a brief description of the amount and nature of such claim. Each such notice delivered to the Escrow Agent by Helix shall contain a representation of Helix to the effect that Helix has delivered a copy of such notice to the Stockholder Representative prior to or simultaneously with its delivery to the Escrow Agent. In the event that the amount subject to the claim is unliquidated, Helix shall make a good faith estimate as to the amount of the claim for purposes of determining the number of Escrow Shares to be withheld by the Escrow Agent if such claim is not resolved or otherwise adjudicated by the Expiration Date. If the Stockholder Representative disputes such claim, the Stockholder Representative shall give written notice thereof to Helix and to the Escrow Agent within thirty days after the date Helix's notice of claim was delivered to the Stockholder Representative, in which case the Escrow Agent shall continue to hold the Escrow Shares in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable from the Escrow Shares in the full amount set forth in the claim and the Escrow Agent shall pay such claim to Helix as soon as practicable after expiration of that thirty-day period. The Escrow Agent shall effect such payment of Escrow Shares to Helix by surrendering the certificate representing the Escrow Shares to Helix's transfer agent for cancellation with instructions to issue a new certificate to the Escrow Agent for the number of Escrow Shares remaining after giving effect to such payment. If the amount of the claim exceeds the aggregate value of the Escrow Shares, the Escrow Agent shall have no liability or responsibility for any deficiency. The value per share of the Escrow Shares for purposes of this Agreement shall be $20.00 (the "Agreed Share Value"). All claims paid out of the Escrow Shares shall be rounded to the nearest whole share. Under no circumstances shall the Stockholders or the Stockholder Representative have any right to substitute other property for the Escrow Shares or to change the Agreed Share Value.

                  (b) If the Stockholder Representative gives notice to Helix and the Escrow Agent pursuant to Section 3(a) disputing a Helix claim, no distribution of Escrow Shares shall be made by the Escrow Agent to Helix or to the Stockholders of the Set Aside Amount under Section 4(a) with respect to such claim until either (i) such disputed claim has been resolved as evidenced by a written notice executed by Helix and the Stockholder Representative instructing the Escrow Agent as to the distribution of such Set Aside Amount or portion thereof or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described in Section 4(b).

         4.       Disputed Claims.

                  (a) If the Stockholder Representative disputes an indemnification claim of Helix as above provided and subject to Section 3, the Escrow Agent shall allocate a portion of the Escrow Shares equal to the amount of the claim as set forth in the notice of the claim (the "Set Aside Amount"). In the event Helix notifies the Escrow Agent in writing that it has made out-of-pocket expenditures or anticipates that it will incur legal expenses in connection with any such disputed claim with respect to which it is entitled to be indemnified under the Merger Agreement, a portion of the Escrow Fund equal to such incurred or anticipated expenditures as set forth in such notification shall also be added to and become a part of the Set Aside Amount, provided that in the event that it shall be agreed (as evidenced by a written notice executed by Helix and the Stockholder Representative as described in Section 3(b)) or determined through an arbitration proceeding described in Section 4(b) that Helix is not entitled to indemnification with respect to such claim, Helix shall not be entitled to such shares.

                  (b) If the Escrow Agent does not receive written notice executed by Helix and the Stockholder Representative within sixty days after the Stockholder Representative sends notice of such dispute to the effect that the disputed indemnification claim has been resolved, the indemnification claim shall be referred to an arbitrator chosen by agreement of the Stockholder Representative and Helix. If no agreement is reached regarding selection of the arbitrator within thirty days after written request from either party to the other, Helix or the Stockholder Representative may submit the matter in dispute to the American Arbitration Association, to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of the Association. Helix and the Stockholder Representative agree to act in good faith to mutually select an arbitrator. The fees and expenses of the arbitrator for any arbitration shall be borne by the Stockholders and Helix in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the Stockholders and Helix. The determination of the arbitrator as to the amount, if any, of the indemnification claim that is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction. The Escrow Agent shall make payment of such claim to Helix out of the Set Aside Amount and make payment of the fees and expenses of the arbitration out of the Escrow Fund, in each case as and to the extent allowed as soon as practicable following its receipt of a copy of the arbitration award determination.

         5.       Termination.

                  (a) On the earlier of (i) the first anniversary of the Closing Date (as defined in the Merger Agreement), or (ii) delivery to the Escrow Agent of the completed next audited financial statements of Helix (the "Expiration Date"), the Escrow Agent shall deliver the Escrow Shares to the Stockholders according to their pro rata interests as set forth on Schedule I, provided that in the event that the Escrow Agent has received notice pursuant to Section 3 above made prior to the Expiration Date, but not resolved by the Expiration Date, the Escrow Agent shall retain and continue to hold in escrow the Escrow Shares having a value based on the Agreed Share Value not greater than 15% of the amount of the indemnification claim for which notice had been received.

                  (b) Any portion of the Escrow Shares retained by the Escrow Agent after the earlier of (i) the first anniversary of the Closing Date or (ii) the Expiration Date, shall continue to be so retained until such time or times as the Escrow Agent shall receive (1) a joint written instrument signed by Helix and the Stockholder Representative in which case the Escrow Agent shall proceed in accordance with such joint written instruction, or (2) notice that a judgment, order or decree has been entered or made by any court affecting the Escrow Shares which in the opinion of legal counsel chosen by the Escrow Agent is binding upon the Escrow Agent and not subject to further appeal or modification before compliance is required therewith, in which case the Escrow Agent shall release and deliver the Escrow Shares to the Stockholders or Helix in compliance with such judgment, and this Agreement shall terminate.

         6.       The Escrow Agent.

                  (a) Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Shares as directed by a writing jointly signed by the Stockholder Representative and Helix. The reasonable fees and expenses of the Escrow Agent in connection with its execution and performance of this Agreement as set forth on Schedule II hereto shall be borne by Helix. The Escrow Agent shall not be liable for any act or failure to act under this Agreement, including any and all claims made against the Escrow Agent as a result of its holding the Escrow Shares in its own name, except for its own gross negligence or willful misconduct. The Escrow Agent shall not be liable for, and Helix and the Stockholders shall agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its directors, employees, officers, agents, successors and assigns against, any losses or claims (including reasonable out-of-pocket expenses and attorney fees) arising out of any action taken or omitted in good faith hereunder and reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or reasonably incurred by it in connection with its acceptance of this appointment or performance of its duties hereunder. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable law and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including without limitation, the Merger Agreement.

                  (b) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty days prior to the date specified for such resignation to take effect. In such event Helix shall with the approval of the Stockholder Representative, which approval shall not be unreasonably withheld, appoint a successor escrow agent within that thirty-day period; if Helix does not designate a successor escrow agent within such period, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, the Escrow Fund then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by Helix and the Stockholder Representative.

                  (c) In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the other parties hereto, the Escrow Agent shall have the right to interplead the parties in any Massachusetts court or any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to the other parties as a consequence of any such claims or demands.

                  (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the Commonwealth of Massachusetts. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

         7.       Stockholder Representative.

                  (a) In the event the Stockholder Representative shall die or resign or otherwise terminate his status as such, his successor shall be Kristie
K. Skiles or such other person as the Stockholder Representative may appoint. If the successor Stockholder Representative shall die or resign or otherwise terminate his status as such, his successor shall be any person appointed by such successor Stockholder Representative or, in the case of his failure to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the Stockholders. All decisions of the Stockholder Representative shall be binding upon the Stockholders. The Stockholder Representative shall keep the Stockholders reasonably informed of his or her material decisions.

                  (b) The Stockholder Representative is authorized to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Stockholders under this Agreement. The Stockholder Representative shall serve as the agent of the Stockholders for all purposes related to this Agreement, including without limitation service of process upon the Stockholders. By execution of this Agreement, the Stockholder Representative accepts and agrees to diligently discharge the duties and responsibilities of the Stockholder Representative set forth in this Agreement without compensation for his services hereunder. The authorization and designation of the Stockholder Representative under this Section 7(b) shall be binding upon the successors and assigns of each Stockholder. Helix and the Escrow Agent shall be entitled to rely upon such authorization and designation and shall be fully protected in dealing with the Stockholder Representative, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Stockholder Representative.

                  (c) The Stockholder Representative (i) shall not be liable to any of the Stockholders for any error of judgment, or action taken or omitted in good faith, or mistake of fact or law unless caused by his own gross negligence or willful misconduct, (ii) shall be entitled to treat as genuine any letter or other document furnished to him by Helix, the Stockholders or the Escrow Agent and believed by him to be genuine and to have been signed and presented by the proper party or parties, and (iii) shall be reimbursed, upon presentation of an invoice, from the Escrowed Shares, in an amount sufficient after sale of such released shares, to pay all counsel fees and other out-of-pocket expenses incurred by the Stockholder Representative in connection with this Agreement.

                  (d) The Stockholder  Representative,  warrants and agrees that
he  is  authorized  to  execute  this   agreement  for  and  on  behalf  of  the
Stockholders.

         8. Governing Law. This Agreement is governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

         9. Counterparts. This Agreement may be executed in two or more counterparts, all of which documents shall be considered one and the same document.

         10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or five business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

        (a)      if to Helix, to:

                          Helix Technology Corporation
                          Mansfield Corporate Center
                          Nine Hampshire Street
                          Mansfield, MA  02048
                          Attention:  Robert J. Lepofsky Chief Executive Officer
                          Telecopy:  (508) 337-5175

                 with a copy to:

                          Palmer & Dodge LLP
                          One Beacon Street
                          Boston, MA  02108-3190
                          Attention:  William Williams II
                          Telecopy:  (617) 227-4420

        (b)      if to the Stockholder Representative:

                          Granville-Phillips Company
                          5675 Arapahoe Avenue
                          Boulder, CO 80303-1398
                          Attention:  Stephen L. Parrish
                          Telecopy:  (303) 443-3835

                 with a copy to:

          Ireland, Stapleton, Pryor & Pascoe, P.C.
                          1675 Broadway, 26th Floor
                          Denver, CO 80202
                          Attention:  Hardin Holmes
                          Telecopy:  (303) 623-2062

        (c)      if to the Escrow Agent:

                          State Street Bank and Trust Company
                          Corporate Trust
                          Two International Place
                          Boston, MA  02110
                          Attention:       Ron Chin
                          Telecopy:        (617) 664-5365

Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

           HELIX TECHNOLOGY CORPORATION



           By:   /s/ Robert J. Lepofsky
                 Robert J. Lepofsky
                 President and Chief Executive Officer



           STOCKHOLDER REPRESENTATIVE:



           /s/ Stephen L. Parrish
           Stephen L. Parrish



           THE ESCROW AGENT:

           STATE STREET BANK AND TRUST COMPANY

           By:   /s/ Daniel Golden
                 Authorized Signatory

           Name:  Daniel Golden
           Title:  Assistant Vice President

           THE STOCKHOLDERS:


           By:   /s/ Stephen L. Parrish
                 Stephen L. Parrish
                 Stockholder Representative

                                   SCHEDULE I

                                Pro Rata Interest


         Stockholder                                         Number of Shares

Adler, David B.
619 So. Bradford Street
N. Andover, MA 01845
(508) 688-8262

Arnold, Paul Clarke
4275 Grinnell Avenue
Boulder, CO 80303
(303) 499-5090

Bills, Brian M.
13488 Cascade Street
Broomfield, CO 80020
(303) 438-1098

Bills, Daniel G.
460 Lipan Way
Boulder, CO 80303
(303) 494-7086

Bills, June M.
460 Lipan Way
Boulder, CO 80303
(303) 494-7086

Black, Steven W.
507 South Clarkson Street
Denver, CO 80209
(303) 295-8519

Borenstein, Michael D.
7313 Panorama Drive
Boulder, CO 80303
(303) 494-2961

Bundy, Carolyn R.
16 Curtis Court
Broomfield, CO 80020
(303) 466-1260

Bundy, Gordon L. & Carolyn R.
  as Joint Tenants & Not as Tenants in Common
16 Curtis Court
Broomfield, CO 80020

Dix, Scott R.
1230 N. State Parkway, Unit 24A
Chicago, IL 60610
(773) 244-3973

Donaldson, Edward E. & Virginia V.
  as Joint Tenants with Right of Survivorship not as Tenants in Common
S.E. 500 Water Street
Pullman, WA 99163
(509) 332-0814

Eifler, Norman R. & Elsie B.
  as Joint Tenants & Not as Tenants in Common
7666 Spring Drive
Boulder, CO 80302
(303) 499-4650

Harrison, Robert C.
39 East 79th Street
New York, NY 10021
(212) 535-3624

Harland, Tamara A.
1395 Norwood Avenue
Boulder, CO 80302
(303) 449-6392

Hauser, Daniel F.
1999 Joslyn Place
Boulder, CO 80302
(303) 443-8352

Howard, Jerry B.
6217 Corinth Road
Longmont, CO 80501
(303) 7776-6351

Kenigsberg, Kathryn L.
1721 Fairacres Drive
Greeley, CO 80631
(970) 392-0535

McMillin, Anita Liane (Bills)
12448 Foxton Road
Foxton, CO 80441
(303) 816-0987

Mellecker, Richard L.
4620 Pacific Coast Highway
Torrance, CA 90505
(310) 316-7734

Menkick, George F.
11867 W. 85th Place
Arvada, CO 80005
(303) 431-1738

Miller, Donald R.
Trustee of the Adeline V. Miller
Family Testamentary Trust
24324 38th Avenue South
Kent, WA 98032
(206) 839-9072

Miller, Donald R.
Trustee of the Donald R. Miller
Revocable Living Trust, Dated: October 15, 1992
25324 38th Avenue South
Kent, WA 98032

O'Donoghue-Cooper, Eileen
1425 King Avenue
Boulder, CO 80302
(303) 443-7237

Graaff-Parrish Living Trust
6532 Primrose Lane
Longmont, CO 80503

Paukstis, Diane L. (Bills)
2225 Big Woods Drive
Batavia, IL 60510
(630) 761-1448

Pingree, J. Frederick, Jr.
2570 E. 1300 S.
Salt Lake City, UT 84108
(801) 582-0291

Purvis, Sheila D.
6365 Loadicea Road
Longmont, CO 80503
(303) 651-7496 H
(303) 440-2800 W

Ringer, William A.
516 Mapleton
Boulder, CO 80304
(303) 444-1420

Ringer, Lynn D.
516 Mapleton
Boulder, CO 80304
(303) 444-1420

Skiles, Kristie K.
5247 Quail Hollow Court
Boulder, CO 80301
(303) 530-7307

Stewart, William D. III & Charlotte C.
  as Joint Tenants & Not as Tenants in Common
2994 75th Street
Boulder, CO 80301
(303) 665-1378

Warren, Keith A. & Betty B.
  as Joint Tenants with Right of Survivorship and Not as Tenants in Common
5357 Hickory Avenue
Boulder, CO 80303
(303) 494-6231

Willis, Robert M.
2544 Sherborne Drive
Belmont, CA 94002
(408) 727-7162

Gold I Trust
 Brian M. Bills and
 Anita Liane McMillin, Trustees
 Granville-Phillips Company
 5675 Arapahoe Avenue
 Boulder, CO 80303

Gold II Trust
 Brian M. Bills and
 Anita Liane McMillin, Trustees
 Granville-Phillips Company
 5675 Arapahoe Avenue
 Boulder, CO 80303

Platinum I Trust
 Diane L. Paukstis and
 Anita Liane McMillin, Trustees
 Granville-Phillips Company
 5675 Araphahoe Avenue
 Boulder, CO 80303

Platinum II Trust
 Diane L. Paukstis and
 Anita Liane McMillin, Trustees
 Granville-Phillips Company
 5675 Araphahoe Avenue
 Boulder, CO 80303

Silver I Trust
 Brian M. Bills and
 Diane L. Paukstis, Trustees
 Granville-Phillips Company
 5675 Arapahoe Avenue
 Boulder, CO 80303

Silver II Trust
 Brian M. Bills and
 Diane L. Paukstis, Trustees
 Granville-Phillips Company
 5675 Arapahoe Avenue
 Boulder, CO 80303

                                   SCHEDULE II

                              Fees of Escrow Agent


Acceptance Fee:                     Waived

Administrative fee:                 $2,500.00 per year or part thereof, plus
                                    $35.00 per stockholder

Out-of-Pocket Expense:              At cost

Legal Fees (Peabody & Arnold)       At cost